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Genta Incorporated

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200 Connell Drive
Berkeley Heights, NJ  07922

Genta Incorporated Announces Record Date and Meeting Date for Special Stockholders Meeting

BERKELEY HEIGHTS, NJ – May 28, 2009 – Genta Incorporated (OTCBB: GNTA.OB) today announced that it has scheduled a special meeting for stockholders of record as of May 27, 2009.  The meeting will be held on June 26, 2009 at 2:30 PM ET at Connell Corporation Park, 300 Connell Drive, Building 300, Day’s Café 2nd Floor, Berkeley Heights, New Jersey 07922.

As disclosed in the proxy statement (“Proxy”) that has been filed with the Securities and Exchange Commission, the purpose of the meeting will be to authorize the Genta Board of Directors to potentially implement a reverse stock split of the Company’s common stock in any ratio up to 1:100.

Genta’s Board of Directors recommends approval of this resolution.  As previously disclosed in the Proxy, if our stockholders do not adopt the reverse stock split resolution, it will constitute an event of default under the provisions of the convertible debt financing announced on April 2, 2009, which the Board believes will potentially result in serious and negative consequences for stockholders that are outlined in the Proxy.

Additional Information and Where to Find It

On May 28, 2009, Genta filed with the Securities and Exchange Commission (the “SEC”) a proxy statement prepared in connection with the proposed reverse stock split.  The proxy statement contains important information about the proposed reverse stock split and related matters.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.  Stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Genta through the web site maintained by the SEC at www.sec.gov. In addition, stockholders may obtain free copies of the definitive proxy statement from Genta, when available, by contacting Investor Relations by telephone at (908) 286-3980, by mail at Genta, Inc., Investor Relations, 200 Connell Drive, 2nd Floor, Berkeley Heights, NJ, 07922, or (preferably) by e-mail at info@genta.com.

In connection with the special meeting of Genta stockholders to approve the adoption of the reverse stock split, Genta will mail copies of the definitive proxy statement to Genta stockholders who are entitled to attend and vote at the special meeting.

Genta and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Genta in connection with the proposed reverse stock split. Information regarding the interests of these directors and executive officers in the proposed reverse stock split is included in the proxy statement described above.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  Two major programs anchor the Company’s research platform: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company's lead compound from its DNA/RNA Medicines program.  The leading drug in Genta’s Small Molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration.  The Company has developed G4544, an oral formulation of the active ingredient in Ganite, that has recently entered clinical trials as a potential treatment for diseases associated with accelerated bone loss.  The Company is also developing tesetaxel, a novel, orally absorbed, semi-synthetic taxane that is in the same class of drugs as paclitaxel and docetaxel.  Ganite and Genasense are available on a “named-patient” basis in countries outside the United States.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor
This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Such forward-looking statements include those that express plan, anticipation, intent, contingency, goals, targets, or future developments and/or otherwise are not statements of historical fact.  The words “potentially”, “anticipate”, “could”, “calls for”, and similar expressions also identify forward-looking statements.  The Company does not undertake to update any forward-looking statements.  Factors that could affect actual results include, without limitation, risks associated with:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•
the adequacy of the Company’s capital resources and cash flow projections, the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations, or the Company’s risk of bankruptcy;

•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2008 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:
Genta Investor Relations
info@genta.com